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                                                                  Exhibit 10.39

                           PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of this 22 day of February, 2001, by and between UBIQUITEL INC., a Delaware corporation ("Seller"), and VOICESTREAM PCS BTA I LICENSE CORPORATION, a Delaware corporation ("Purchaser"). Seller and Purchaser are sometimes referred to herein collectively as the "Parties" and each as a "Party."

                                    ARTICLE I
                             ACQUISITION OF LICENSE

     1.1 LICENSES SUBJECT TO SALE. Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller at the Closing, subject to the approval of the Federal Communications Commission (the "FCC"), a One Hundred percent (100%) interest in the Personal Communications Services ("PCS") licenses (the "Licenses") as provided in Exhibit A that currently authorize VIA Wireless LLC ("VIA Wireless") to construct and operate a PCS system in the identified markets. All of the Licenses are presently owned by VIA Wireless. Seller has entered into an agreement with VIA Wireless to acquire all of such Licenses from VIA Wireless on or before the Closing (the "VIA Wireless Agreement").

     1.2 PURCHASE PRICE. Purchaser agrees to pay to Seller an aggregate purchase price of Fifty Million Dollars ($50,000,000.00) (the "Purchase Price") for the Licenses. Of this amount Ten Million Dollars ($10,000,000.00) represents the purchase price for the Bakersfield License (as defined in Section 2.4 below). The Purchase Price shall be paid to Seller at Closing by wire transfer of immediately available funds. Purchaser shall be responsible for any Unjust Enrichment Payment that may be imposed by reason of the assignment of the Licenses from Seller to Purchaser. Purchaser shall not assume any other responsibility to pay any penalty fees or assessments to the FCC, including any obligation to pay any Unjust Enrichment Payment that may arise by reason of the transfer of control over, or assignment of, the Licenses from VIA Wireless to Seller. Seller shall be responsible or liable for the payment of any other penalty fee or assessment due to the FCC for any reason whatsoever, including those relating to the acquisition, ownership or operation of the Licenses or any facilities operating under the authority of the Licenses on or before the Closing, unless the basis for the penalty, fee, or assessment is the result, in whole or in material part, of actions by Purchaser.

     1.3 NO OTHER ASSUMPTION OF LIABILITIES. Except as expressly provided herein, upon the sale, transfer, and delivery of the Licenses, Purchaser shall not assume any obligation or liability of Seller or VIA Wireless, and the Licenses shall be delivered to Purchaser free and clear of all liens, claims, encumbrances, or restrictions other than restrictions that are generally applicable to FCC licenses of the same type.

                                   ARTICLE II
                            COVENANTS AND AGREEMENTS

     2.1 COVENANTS OF SELLER. Seller covenants and agrees from and after the execution and delivery of this Agreement to and including the Closing date as follows:

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              2.1.1  Seller shall use its reasonable best efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms hereof and, without limiting the generality of the foregoing, use reasonable best efforts to obtain all necessary approvals, consents, and other authorizations required in connection with this Agreement and the transactions contemplated hereby.

              2.1.2 Seller shall comply with any and all requirements that may be set forth in the VIA Wireless Agreement relating to the transfer or assignment of control of the Licenses from VIA Wireless to Seller. Seller shall use reasonable commercial efforts to consummate the VIA Wireless Agreement, and to avoid violating any material obligation set forth in the VIA Wireless Agreement the violation of which would have a material adverse effect on Seller's ability to consummate the transaction contemplated hereunder; provided, however, that Purchaser acknowledges that the VIA Wireless Agreement is subject to conditions precedent to closing on the part of all parties thereto and the good faith exercise by Seller of any of its rights and remedies under the VIA Wireless Agreement shall not be in breach of this Section 2.1.2.

              2.1.3 Seller shall not authorize or engage in any written or oral discussions or negotiations with, or provide any information regarding, the Licenses to, any potential acquirer of the Licenses or of control of the Licenses, or any affiliate, agent, or designee of a potential acquirer of the Licenses or of control of the Licenses ("Potential Acquirer") other than Purchaser or an affiliate of Purchaser. Such restrictions shall apply to, but are not limited to, the solicitation or active encouragement of any offers from a Potential Acquirer in connection with the acquisition of the Licenses.

              2.1.4 VIA Wireless or Seller shall timely pay any and all amounts that come due under obligations to the FCC or the United States Treasury that relate to the acquisition or maintenance of the Licenses (the "FCC Debt") before the Closing.

     2.2 COVENANTS OF PURCHASER. Purchaser covenants and agrees from and after the execution and delivery of this Agreement to and including the Closing date as follows:

              2.2.1 Purchaser shall use its reasonable best efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms hereof and, without limiting the generality of the foregoing, use reasonable best efforts to obtain all necessary approvals, consents, and other authorizations required in connection with this Agreement and the transactions contemplated hereby; provided, however, that Purchaser shall not be required to take any action or make any agreement if such action or agreement requires any change to the business, structure or existing agreements of Purchaser or its members.

              2.2.2 Purchaser shall not take any action that might have a material adverse effect on Purchaser's ability to consummate the transactions contemplated by this Agreement.

     2.3 FCC MATTERS. Seller and Purchaser covenant and agree from and after the execution and delivery of this Agreement to and including the Closing date that the Parties will file within ten days of the date of this Agreement (or on such earliest possible date thereafter if such application cannot be filed concurrently with the applications for transfer of control of VIA Wireless to Seller) the FCC joint applications requesting the approval of the transfer of the

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Licenses to Purchaser, and, if applicable, will submit as promptly as practicable after the date of this Agreement all necessary filings with the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"). Each of the Parties hereto shall diligently take or cooperate in the taking of all steps that are necessary or appropriate to expedite the prosecution and favorable consideration of such applications. The Parties agree to consult with one another as to the approach to be taken with the FCC with respect to obtaining any necessary consent or authority to the transactions contemplated hereby, and each of the Parties shall keep the other Party reasonably informed as to the status of any such communications with the FCC.

     2.4 POST CLOSING MATTERS. If the Closing occurs within twelve (12) months of the date of this Agreement and at the Closing Seller reasonably expects to have then current customers on the A Block License for the Bakersfield, CA BTA ("Bakersfield License"), Purchaser shall cooperate with Seller in seeking from the FCC special temporary authority or other interim arrangements as appropriate ("STA") to continue to provide service to Seller's then current customers on the Bakersfield License following its assignment from Seller by Purchaser for a limited period of time. The purpose of the STA will be to provide Seller with an opportunity to obtain spectrum elsewhere in the A Block (i.e., outside of the spectrum covered by the Bakersfield License) to transition its customers. The period of such use shall in no event continue beyond the earlier of the date that is (i) six months after Closing or (ii) twelve months after the date of this Agreement. In consideration for the temporary use of the Bakersfield License after Closing under the authority of the STA during the term set forth above, Seller agrees to pay to Purchaser the sum of One Hundred Thousand Dollars ($100,000) for each month during which it makes use of such License under the STA. Such amount shall be prorated on a daily basis for any period of use that is less than a full month. Such amount shall be paid to Purchaser on or before the fifth (5th) business day after the end of each month during which Seller makes use of the Bakersfield License under the STA. Seller shall be responsible for all fees and costs associated with the STA.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchaser as follows:

     3.1 Seller is a corporation, duly organized, validly existing and in good standing under the laws of Delaware, with all requisite power and authority to hold the Licenses and to operate facilities under the authority of the Licenses.

     3.2 The execution and delivery of this Agreement by Seller, the consummation of the transactions contemplated herein, and the performance by Seller of its obligations hereunder are within its power and authority. All actions necessary to authorize the execution, delivery and performance of this Agreement by Seller have been taken.

     3.3 This Agreement has been, and at the Closing will have been, duly and validly executed and delivered by Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller. This Agreement is enforceable against Seller in accordance with its terms,

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except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law.

     3.4 The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the provisions hereof by Seller will not violate any provisions of the organizational and operational documents governing Seller, result in the breach of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance upon the Licenses under the provisions of any agreement or other instrument to which Seller is a party, or violate any laws, regulations, orders or judgments applicable to Seller.

     3.5 Except for (i) if applicable, a notice filing to the California Public Utility Commission, (ii) the consent of the FCC to the assignment of the Licenses and (iii) if applicable, expiration or early termination of the waiting period pursuant to the HSR Act, no consent, approval or filing with any governmental or regulatory authority is required to be made or obtained by Seller in connection with its execution and delivery of and performance of its obligations under this Agreement.

     3.6 Seller has a binding bank commitment dated February 9, 2001, that assuming the terms and conditions thereunder are met, Seller reasonably expects to have the financial resources necessary to meet its financial obligations under this Agreement and under the VIA Wireless Agreement in a timely manner.

     3.7 To the best knowledge of Seller, Seller is eligible to hold an entrepreneur block license under Section 1.2110 and 24.709 of the FCC's rules, and Seller has no actual knowledge of any fact or condition that would make it ineligible to hold the License.

     3.8 Seller will enter into a binding agreement under which it will have the right to, on or before the Closing date, obtain, own and control one hundred percent (100%) of the interests in the Licenses, without restriction or limitation other than those FCC restrictions that are generally applicable to FCC licenses of the same type, subject only to the consummation of such agreement according to its terms.

     3.9 The Licenses shall be maintained in full force and effect and no action shall be taken by Seller, and Seller shall not authorize or (to the extent of its ability) permit VIA Wireless or any other party to take any action, that might have a material adverse effect on the Licenses or Seller's ability to consummate the transactions contemplated by this Agreement.

     3.10 Except with respect to any encumbrance that is generally imposed by the Communications Act of 1934, as amended, and all applicable FCC rules, regulations and policies promulgated thereunder (the "Act"), on a license of the type being acquired by Purchaser, the Licenses at the Closing will be unencumbered and free of any liens, charges or defects.

     3.11 Neither Seller nor VIA Wireless has any legal obligation, absolute or contingent, to any other person or entity to sell, transfer, assign or otherwise convey the Licenses or any interest therein to any other person or entity except as contemplated by this Agreement and by the VIA Wireless Agreement.

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     3.12     All license or other fees and charges that have become due and payable with respect to the Licenses pursuant to any application, filings, recordings and registrations with, and all validations and exemptions, approvals, orders by authorizations, consents, certificates and permits from, the FCC have been paid and will be paid as the same come due.

     3.13 There are no material violations of the FCC rules or regulations, or of any other state or local laws, rules or regulations, with respect to the Licenses, and the Licenses have been duly issued under the Communications Act of 1934, as amended, the rules and regulations of the FCC and all other applicable governmental agencies. There is no outstanding adverse decree, order or other ruling that has been issued by the FCC or any other governmental entity against VIA Wireless, Seller, or any other party with respect to the Licenses, and there is no complaint, investigation, proceeding, petition, notice of violation, notice of apparent liability or mutually exclusive application pending or to the best of Seller's knowledge threatened, by or before the FCC against VIA Wireless, Seller, or any other party with respect to the Licenses.

     3.14 To the best of Seller's knowledge, no event has occurred that permits or, after notice or lapse of time or both, would permit revocation or termination of the Licenses or would materially adversely affect any of the rights of VIA Wireless or Seller thereunder.

     3.15 With the exception of certain obligations of Seller and VIA Wireless associated with their activities before the Closing, neither Seller nor VIA Wireless has received any notice of any obligations to reimburse any third party for any relocation expenses required under 47 C.F.R. Sections 24.239-24.253, inclusive, and any successor provision thereto, with respect to the Licenses.

     3.16 Seller (or Seller's predecessors in interest with respect to the Licenses) has complied with the notification and response requirements applicable to frequency coordination with other FCC licensees as set forth in
Section 101.103 of the FCC's rules (47 C.F.R. Section 101.103), and, to the extent that Seller (or Seller's predecessors in interest with respect to the Licenses) has become aware of other users of the licensed frequencies through such notification and response requirements, Seller (or Seller's predecessors in interest with respect to the Licenses) has completed clearing of all microwave incumbents from all portions of the spectrum and territory being used by Seller in the operation of its systems pursuant to the Licenses. Furthermore, except for such obligations as have been incurred by Seller (or Seller's predecessors in interest with respect to the Licenses) prior to the Closing, Seller (including Seller's predecessors) is not obligated to reimburse any third parties (including other PCS licensees or microwave incumbents) for any costs associated with any microwave clearing that benefited Seller's operations pursuant to the Licenses. Seller shall be responsible for the payment of all microwave relocation costs associated with activities occurring prior to the Closing (whether relating to microwave incumbents or to other PCS license holders clearing microwave incumbents that are associated with the build-out or operations of Seller or Seller's predecessors in interest), but Seller shall not be responsible for the payment of any microwave relocation costs associated with activities relating to further build-out of the Licenses by Purchaser or Purchaser's successors in interest that occur subsequent to the Closing.

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     3.17     All five (5) year construction requirements for the F Block
Licenses have been met, and all necessary filings with the FCC confirming the same have been made or will be made before the Closing.

     3.18     The FCC Debt shall be paid in full on or before the Closing.

     3.19 Except for this Agreement and the VIA Wireless Agreement, neither Seller nor VIA Wireless is a party to any contract, commitment or similar agreement or arrangement, whether written or oral, by which the Licenses are bound or affected.

     3.20 There are no actions, claims, proceedings, suits or investigations pending, or threatened against VIA Wireless, Seller or the Licenses before any court, arbitrator or administrative or governmental body:
(i) relating to the Licenses or which seek to revoke, rescind, cancel, modify or refuse to renew any of the Licenses, or (ii) relating to the transactions contemplated hereby or under the terms of the VIA Wireless Agreement. There is no judgment, order or decree relating to the Licenses or the transactions contemplated hereby.

     3.21 At the Closing, except as may otherwise be provided under the terms of an STA issued in accordance with the provisions of Section 2.4 above, no part of the spectrum provided under the authority of the Licenses will be in use by any party, and no party will be providing any telecommunication or data services under the authority of the Licenses.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to the Seller as follows:

     4.1 Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     4.2 The execution and delivery of this Agreement by Purchaser, the consummation of the transactions contemplated herein, and the performance by Purchaser of its obligations hereunder are within its power and authority. All actions necessary to authorize the execution, delivery and performance of this Agreement by Purchaser have been taken.

     4.3 This Agreement has been, and at the Closing will have been, duly and validly executed and delivered by Purchaser, and this Agreement constitutes the legal, valid and binding obligation of Purchaser. This Agreement is enforceable against Purchaser in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law.

     4.4 The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the provisions hereof by Purchaser will not violate any provisions of the articles of incorporation or bylaws governing Purchaser, result in the breach of, or constitute a default under, the provisions of any agreement or other instrument to which Purchaser is a party, or violate any laws, regulations, orders or judgments applicable to Purchaser.

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     4.5      Except for (i) if applicable, a notice filing to the California
Public Utility Commission, (ii) the consent of the FCC to the assignment of the Licenses and, (iii) if applicable, expiration or early termination of the waiting period pursuant to the HSR Act, no consent, approval or filing with any governmental or regulatory authority is required to be made or obtained by Purchaser in connection with its execution and delivery of and performance of its obligations under this Agreement.

     4.6 Purchaser has or has available to it the financial resources to meet its financial obligations under this Agreement.

                                   ARTICLE V
                                  THE CLOSING

     The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on the tenth (10th) business day after the satisfaction or written waiver of the conditions set forth in Sections 6.1, 6.3, 6.4, 6.5, 7.1, 7.2, 7.4, and 7.5.

                                   ARTICLE VI
              CONDITIONS PRECEDENT TO OBLIGATION OF SELLER TO CLOSE

     The obligations of Seller to sell the Licenses and to otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing date, of each of the following conditions:

     6.1 All representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing date as if such representations and warranties were made at and as of the Closing date, and all covenants made by Purchaser herein shall have been complied with in all material respects.

     6.2 Seller shall have received payment of the Purchase Price in accordance with Article I of this Agreement.

     6.3 The FCC shall have granted the Assignment Application without the imposition of material adverse restrictions or conditions, and such grant shall have become an order by the FCC that is final and non-appealable.

     6.4 If applicable, any waiting period required by the HSR Act shall have lapsed or been terminated, and any investigation of the transactions contemplated by this Agreement commenced by the Department of Justice and/or the Federal Trade Commission pursuant to the HSR Act shall have been terminated.

     6.5 Seller shall have acquired from VIA Wireless all right, title and interest in and to 100% of the interests in the Licenses, free and clear of any lien, claim, restriction or limitation other than those FCC restrictions that are generally applicable to FCC licenses of the same type.

     6.6 An STA shall have been granted by the FCC in accordance with the provisions of Section 2.4; provided that this condition shall expire and be of no further effect twelve (12) months after the date of this Agreement. At Purchaser's election this condition shall also not

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apply with respect to a Closing on the Licenses other than the Bakersfield
License that are the subject of this Agreement.

                                  ARTICLE VII
            CONDITIONS PRECEDENT TO OBLIGATION OF PURCHASER TO CLOSE

     The obligations of Purchaser to purchase the Licenses and to otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing date, of each of the following conditions:

     7.1 All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing date as if such representations and warranties were made at and as of the Closing date, and all covenants made by Seller herein shall have been complied with in all material respects.

     7.2 Seller shall have acquired from VIA Wireless all right, title and interest in and to 100% of the interests in the Licenses, free and clear of any lien, claim, restriction or limitation other than those FCC restrictions that are generally applicable to FCC licenses of the same type. The grant of the assignment of the Licenses to Seller from VIA Wireless shall have become an order by the FCC which is final and non-appealable.

     7.3 Any fees or costs resulting from the assignment of the Licenses from VIA Wireless to Seller (including any unjust enrichment payment assessed by the FCC pursuant to Section 1.2111 of the FCC's rules as a result of the assignment of the Licenses from VIA Wireless to Seller (the "Unjust Enrichment Payment") or any other penalty charge) shall have been paid in full by Seller.

     7.4 The FCC shall have granted the Assignment Application without the imposition of material adverse restrictions or conditions, and such grant shall have become an order by the FCC which is final and non-appealable.

     7.5 If applicable, any waiting period required by the HSR Act shall have lapsed or been terminated, and any investigation of the transactions contemplated by this Agreement commenced by the Department of Justice and/or the Federal Trade Commission pursuant to the HSR Act shall have been terminated.

     7.6 Seller shall have delivered to Purchaser an opinion of Seller's FCC counsel in a form reasonably satisfactory to Purchaser and its counsel.

     7.7 Seller shall have delivered to Purchaser an opinion of Seller's corporate counsel in a form reasonably satisfactory to Purchaser and its counsel.

     7.8 Seller shall have delivered to Purchaser an Assignment of License Agreement executed by a duly authorized officer of Seller.

     7.9 An STA shall have been granted by the FCC in accordance with the provisions of Section 2.4; provided that this condition shall expire and be of no further effect twelve (12) months after the date of this Agreement. At Purchaser's election this condition shall also not

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apply with respect to a Closing on the Licenses other than the Bakersfield
License that are the subject of this Agreement.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     8.1 The representations and warranties contained in this Agreement (or in any documents delivered in connection herewith) shall be deemed to have been made on the date of this Agreement and on the Closing date, shall be deemed to be material and to have been relied upon by the Parties notwithstanding any investigation made by the Parties, shall survive the Closing date, and shall remain operative and in full force and effect until the last day of the eighteenth calendar month following the Closing date, except that the representations and warranties contained in Sections 3.5, 3.7, 3.9, 3.10, 3.11, 3.13, 3.14, 3.15, 3.16, 3.17, and 3.20 of Article III
shall survive without limitation as to time.

     8.2 Seller shall indemnify and hold harmless Purchaser and its affiliates from any and all demands, claims, losses, liabilities, actions or causes of action, assessments, actual damages, fines, taxes, penalties, reasonable costs and expenses (collectively, "Losses" and each a "Loss") incurred or suffered by Purchaser or its affiliates, and their respective officers, directors, employees, agents and representatives, arising out of, resulting from, or relating to any breach by Seller of a representation, warranty or covenant made in this Agreement or in any agreement or certificate delivered by Seller pursuant to this Agreement or arising out of
(i) events relating to the ownership of the Licenses or the conduct of any business under the authority of the Licenses occurring on or before the Closing Date which relate to the Licenses and (ii) the conduct of Seller's PCS business under the authority of the STA with respect to the Bakersfield License during the period from the Closing date through the last date on which Seller is making use of the Bakersfield License under the authority of the STA (the "STA Period").

     8.3 Purchaser shall indemnify and hold harmless Seller and its affiliates from (i) any and all Losses incurred or suffered by Seller or its affiliates, and their respective officers, directors, employees, agents and representatives, arising out of, resulting from, or relating to any breach by Purchaser of a representation, warranty or covenant made in this Agreement or in any agreement or certificate delivered by Purchaser pursuant to this Agreement, or arising out of events relating to the ownership of the Licenses or the conduct of any business under the authority of the Licenses occurring after the Closing Date which relate to the Licenses, other than to the extent arising out of the conduct of Seller's business under the authority of the STA with respect to the Bakersfield License during the STA Period.

     8.4 Losses recoverable for a breach of this Agreement or under any indemnification obligation set forth in this Article VIII shall be limited to actual damages, and no Party shall recover consequential, punative, lost opportunity or special damages of any nature, regardless of the nature of such Party's claim or such Party's theory of liability.

     8.5      In the absence of fraud, the indemnification provisions of this
Article VIII shall be the exclusive legal remedy for any Losses in connection with this Agreement or any breach hereof. Notwithstanding the foregoing, the obligations of Seller and Purchaser under this Agreement are unique. If either party should default in its obligations under this Agreement, the

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parties acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, in addition to any other available rights or remedies, either party may sue in equity for specific performance, and the parties expressly waive the defense that a remedy in damages will be adequate.

                                   ARTICLE IX
                                   TERMINATION

     9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing by:

              9.1.1   Mutual consent of Seller and Purchaser;

              9.1.2 Seller or Purchaser upon written notice to the other if the Assignment Application has not been granted by the FCC by an order which is final and non-appealable, within eighteen (18) months of the date of this Agreement;

              9.1.3 Seller or Purchaser in the event that any governmental authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable;

              9.1.4   Subject to the provisions of Section 9.3, Purchaser if
(i) an event or condition occurs that has permitted, or after notice or lapse of time or both would permit, revocation or termination of the Licenses or has or would materially adversely affect any of the rights of Seller thereunder; (ii) any representation or warranty of Seller contained in this Agreement shall not have been true or correct in all material respects when made; or (iii) Seller shall not have complied in all material respects with any covenant or agreement to be complied with by it and contained in this Agreement;

              9.1.5 Subject to the provisions of Section 9.4, Seller if (i) an event or condition occurs that has permitted, or after notice or lapse of time or both would permit, revocation or termination of the Licenses or has or would materially adversely affect any of the rights of Purchaser thereunder; (ii) any representation or warranty of Purchaser contained in this Agreement shall not have been true or correct in all material respects when made; or (iii) Purchaser shall not have complied in all material respects with any covenant or agreement to be complied with by it and contained in this Agreement;

              9.1.6 Purchaser if the FCC has imposed any material adverse restriction or condition on the Licenses or the assignment thereof; and

              9.1.7 Seller if the VIA Wireless Agreement is terminated and such termination prevents Seller from being able to acquire control over, or an assignment of, the Licenses, and such termination is caused by a reason or reasons other than Seller's breach of the VIA Wireless Agreement.

     9.2      Neither party may terminate this Agreement pursuant to this
Section if such party is in material default hereunder, or if a delay in any decision or determination by the FCC

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respecting the application to transfer the Licenses has been caused or materially contributed to by such party's action or inaction with respect to such application.

     9.3 If Purchaser discovers, by reason of a written notice given pursuant to this Agreement or otherwise, circumstances that would give it the right to terminate this Agreement pursuant to Section 9.1.4, then Purchaser shall deliver a written notice to Seller of such circumstances, specifying the factual basis therefor in reasonable detail. Seller shall have the right to cure any such matter within twenty (20) days following the date of delivery of such notice, unless it is manifest that such matter is not curable. If such circumstances create a termination right pursuant to Section 9.1.4, then after such written notice and Seller's failure to cure, or immediately following such written notice if it is manifest that such matter is not curable, Purchaser may terminate this Agreement by giving written notice of termination to Seller.

     9.4 If Seller discovers, by reason of a written notice given pursuant to this Agreement or otherwise, circumstances that would give it the right to terminate this Agreement pursuant to Section 9.1.5, then Seller shall deliver a written notice to Purchaser of such circumstances, specifying the factual basis therefor in reasonable detail. Purchaser shall have the right to cure any such matter within twenty (20) days following the date of delivery of such notice, unless it is manifest that such matter is not curable. If such circumstances create a termination right pursuant to Section 9.1.5, then after such written notice and Purchaser's failure to cure, or immediately following such written notice if it is manifest that such matter is not curable, Seller may terminate this Agreement by giving written notice of termination to Purchaser.

                                    ARTICLE X
                                     BROKERS

     Neither Seller nor Purchaser nor any of their respective affiliates has entered into or will enter into any contract, agreement, arrangement or understanding with any person or firm which will result in the obligation of the other Party to pay any finders fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                                   ARTICLE XI
                               FORM OF AGREEMENT

     11.1 MODIFICATION AND WAIVER. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations, and understandings of the Parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all of the Parties.

     11.2 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                  ARTICLE XII
                                 MISCELLANEOUS

     12.1 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware, without giving effect to principles of conflicts of law.

     12.2 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Seller or Purchaser without the prior written consent of the other, except that either Party may, without such consent, assign its right, title and interest in, to and under this Agreement to an affiliate, but in all events the signatories hereto shall remain responsible for their respective obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

     12.3 CONFIDENTIALITY. The Parties agree to hold in confidence all terms and conditions of this Agreement, including, but not limited to, the fact that discussions are taking place with respect thereto or the status thereof, except that the Parties may disclose documents, materials, or information to third parties including, but not limited to: (i) their respective partners, principals, and affiliates and (ii) their respective representatives, including attorneys, accountants, investment bankers, and lenders, who are required to know that information for the proper performance of their duties in effectuating the assignment of the Licenses; provided, however, that the disclosing party notifies all parties to whom information is disclosed that the information must be kept confidential in accordance with the terms of this Agreement. Notwithstanding the foregoing, either Party may disclose confidential information as is required (in the opinion of its counsel) by law (including, but not limited to, the United States securities laws).

     12.4 PUBLICITY. So long as this Agreement is in effect, the parties agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement. Each party shall submit to the other party, for its prior written approval, which will not be unreasonably withheld or delayed, any press release or any other public statement with respect to the transactions contemplated hereunder. The parties agree that under no circumstances shall Seller identify Purchaser by name and/or reference, directly or indirectly, or disclose the Purchase Price. Notwithstanding the foregoing, either party may issue press releases and other disclosures as required (in the opinion of its counsel) by law, rule, regulation, court order or stock exchange rule or regulation (including, but not limited to, the United States securities laws) and in such event, the disclosing party will provide at least two (2) business days prior written notice.

     12.5 NOTICES. Unless otherwise provided herein, any notice, consent, request, instruction or other document to be given hereunder by any Party to the other shall be in writing and delivered in person or by courier, or by facsimile transmission (with transmission confirmed) or mailed by registered or certified mail, postage prepaid, return receipt requested as follows:

     If to Purchaser:

             VoiceStream PCS BTA I License Corporation
             12920 SE 38th Street
             Bellevue WA 98006-1350
             Attn:  Michael Goo
             Phone:  (425) 586-8700
             Fax:  (425) 653-5040

     With a copy to:

             Stokes Lawrence, P.S.
             800 Fifth Avenue, Suite 4000
             Seattle, WA  98104
             Attn.:  Douglas C. Lawrence
             Phone: (206) 626-6000
             Fax:  (206) 464-1496

     If to Seller:

             Ubiquitel Inc.
             One West Elm Street, Suite 400
             Conshohocken, Pa  19428
             Attn:  Donald A. Harris and Patricia E. Knese, Esq.
             Phone:  (610) 832-3394
             Fax:  (610) 832-3401

     With a copy to:

             Greenberg Traurig, LLP
             1250 Tysons Boulevard, 12th Floor
             Tysons Corner, VA  22102
             Attn:  Lee R. Marks
             Phone:  (703) 749-1360
             Fax:  (703) 749-1301

     Or to such other place and with such other copies as either party may designate to itself by written notice to the others. All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, first class postage prepaid, return receipt requested, if mailed; when receipt confirmed (or if receipt is confirmed after normal business hours, as of the next business day) if sent by facsimile; and two business days after timely delivery to the courier, if sent by an overnight air courier service guaranteeing next day delivery.

     12.6 EXPENSES. If applicable, Seller and Buyer will equally share the cost of any required filing fee under the HSR Act and any filing fees required in connection with the FCC joint applications requesting the approval of the transfer of the Licenses from Seller to Purchaser.

In all other respects Seller and Purchaser will each be liable for its own expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement.

     12.7 HEADINGS. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     12.8 SEVERABILITY. Any term or provision or this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     12.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     12.10 NO THIRD-PARTY BENEFICIARIES. With the exception of the Parties to this Agreement and their permitted successors and assigns, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties to this Agreement have duly executed it on the day and year first above written.



SELLER:                                         PURCHASER:

UBIQUITEL INC.                                  VOICESTREAM PCS BTA I LICENSE
                                                CORPORATION


By:                                             By:
- ------------------------------------------      --------------------------------
Its: President and Chief Executive Officer      Its:
                                                --------------------------------

                                    EXHIBIT A

                                List of Licenses

- ---------------------------------------- -------------------------------------- --------------------------------------
LICENSE                                  BTA/MTA                                LOCATION
- ---------------------------------------- -------------------------------------- --------------------------------------
KNLF897                                  BTA157                                 Fresno, CA
- ---------------------------------------- -------------------------------------- --------------------------------------
KNLG657                                  BTA434                                 Stockton, CA
- ---------------------------------------- -------------------------------------- --------------------------------------
KNLG658                                  BTA303                                 Modesto, CA
- ---------------------------------------- -------------------------------------- --------------------------------------
KNLG659                                  BTA458                                 Visalia-Porterville-Hanford, CA
- ---------------------------------------- -------------------------------------- --------------------------------------
KNLG660                                  BTA291                                 Merced, CA
- ---------------------------------------- -------------------------------------- --------------------------------------
WPOL258                                  MTA002                                 Bakersfield, CA
                                         (Sub 2)
- ---------------------------------------- -------------------------------------- --------------------------------------